Exhibit 23.4


                    CONSENT OF KEEFE, BRUYETTE & WOODS, INC.

     We hereby consent to the use of the form of our opinion letter to the Board of Directors of Lincoln Bancorp included as an exhibit to the Form S-4 to the proposed acquisition of First Shares Bancorp, Inc. by Lincoln Bancorp and to the references to our firm and such opinion in such Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.



                                        /s/ Keefe, Bruyette & Woods, Inc.

                                        Keefe, Bruyette & Woods, Inc.

April 21, 2004